UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2007

BUCKEYE VENTURES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-27454 (Commission File Number)	20-3161375 (IRS Employer Identification No.)

4455 Lamont Street, Suite 3, San Diego, California (Address of Principal Executive Offices)	92109 (Zip Code)

Registrant’s telephone number, including area code: (858) 272-6600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events. Buckeye Venture, Inc., a Michigan corporation (the “Registrant”), has completed the merger of the Registrant with and into its wholly-owned subsidiary, Buckeye Ventures, Inc., a Nevada corporation, the successor Registrant, effective October 29, 2007, and as a result, the Registrant has been redomiciled from Michigan to Nevada. The reincorporation from Michigan to Nevada was approved by a majority of the Board of Directors of the Registrant and by shareholders owning 64,462,106 or 61.98% of the Registrant’s shares of common stock outstanding and 796,869 or 79.69% of the Registrant’s shares of preferred stock outstanding.

In connection with approval and consent to the merger of the Registrant into Buckeye Ventures, Inc., the Nevada corporation, which is the successor Registrant, the Articles of Incorporation of the Nevada corporation were amended to increase the authorized shares of common stock of the Nevada corporation from 100,000,000 shares to 500,000,000 shares and to increase the authorized shares of preferred stock from 1,000,000 shares to 5,000,000 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Buckeye Ventures, Inc.

October 31, 2007	By:	/s/ Alan Mintz
Name: Alan Mintz
Title: CEO & President